UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 23, 2026 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

150 York Street, Suite 1802, Toronto, Ontario M5H 3S5

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

On March 23, 2026, i-80 Gold Corp. (the “Company”) entered into a Supplementary Terms Agreement (the “Gold Prepay” or the “Facility”) with National Bank of Canada, as a bank and the administrative agent, and Macquarie Bank Limited (together, the “Banks”) for a gold prepayment facility.

Pursuant to the terms and conditions of the Gold Prepay, the Company received from the Banks aggregate upfront proceeds of up to $150,000,000 (the “Prepayment Amount”), with the resulting obligation to deliver to National Bank and Macquarie 39,978 ounces of gold over a period of approximately 30 months in periodic installments beginning in January 2028.

In addition to the customary terms and conditions, the Facility provides that prior to the second anniversary of the Facility, the amounts available under the Facility may be increased by up to an additional $100,000,000 (the “Accordion Feature”), subject to the satisfaction of specified financial and technical conditions specified in the Facility including, but not limited to, a feasibility study with respect to the Granite Creek underground mine, updated consolidated financial models for the Company’s projects and internal technical information with respect to the construction and operation of the Archimedes underground mine.

The obligations under the Gold Prepay are secured by the assets of the Company and its material subsidiaries, including deeds of trust over the Company’s projects at Ruby Hill, Granite Creek, Lone Tree and Cove.

The description above is not intended to be complete and is qualified in its entirety by reference to the agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Facility disclosed under Item 1.01 in incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 24, 2026, the Company issued a press release titled “i-80 Gold Closes Gold Prepayment facility for up to $250 Million; Completes Recapitalization Establishing a Fully Funded Development Plan.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed by the Company on March 17, 2026, the Company and its subsidiaries, Premier Gold Mines USA, Inc., Au-Reka Gold LLC, Ruby Hill Mining Company, LLC, Goldcorp Dee LLC and Osgood Mining Company, LLC entered into a Net Smelter Return Royalty Agreement (the “Royalty Agreement”) with Franco-Nevada U.S. Corporation. A copy of the Royalty Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Net Smelter Return Royalty Agreement, dated March 16, 2026, between the Company and its subsidiaries, Premier Gold Mines USA, Inc., Au-Reka Gold LLC, Ruby Hill Mining Company, LLC, Goldcorp Dee LLC and Osgood Mining Company, LLC and Franco-Nevada U.S. Corporation

99.1	News Release, dated March 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2026

i-80 GOLD CORP.

By:	/s/ Ryan Snow
Name:	Ryan Snow
Title:	Chief Financial Officer